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                                    SPECIMEN


                             A.M.S. MARKETING, INC.


              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
             AUTHORIZED, 30,000,000 COMMON SHARES, $.001 PAR VALUE

                                                             SEE REVERSE FOR
                                                           CERTAIN DEFINITIONS

                                                            CUSIP 00178Q 10 8



THIS CERTIFIES THAT



IS THE OWNER OF


   fully paid and non-assessable shares of Common Stock, $.001 par value, of

                             A.M.S. Marketing, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the facsimile signature of its duly authorized officer and to be sealed with the facsimile seal of the Corporation.


Dated:



                                [CORPORATE SEAL]         /s/ ALFRED M. SCHIFFRIN
                                                             President/Secretary




COUNTERSIGNED:
CORPORATE STOCK TRANSFER, INC.
370-17TH STREET, SUITE 2350, DENVER, COLORADO 80202

BY ____________________________________________________________
             TRANSFER AGENT AUTHORIZED SIGNATURE







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